Exhibit 10.22
Compensation Information – Named Executive Officers
The table below provides information regarding the 2007 annual base salary of each executive officer of Hansen Medical, Inc. listed below:

Named Executive Officer	2007 Annual Base Salary
Frederic H. Moll, M.D.
Chief Executive Officer	$300,000

Gary C. Restani
President and Chief Operating Officer	$350,000

Steven M. Van Dick
Vice President, Finance and Administration and Chief Financial Officer	$241,500

Robert G. Younge
Chief Technical Officer, Principal Fellow	$220,000